As filed with the Securities and Exchange Commission on July 19, 1999.

                                        Registration No. 333-74075
===========================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                         AMENDMENT NO. 3
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


AlliedSignal Inc.          Delaware                22-2640650
---------------------------------------------------------------------------
(Exact name of           (State or other          (I.R.S.Employer
registrant               jurisdiction of          Identification
as specified             incorporation               Number)
in its charter)          or organization)


                        101 Columbia Road
                          P.O. Box 4000
                Morristown, New Jersey 07962-2497
                         (973) 455-2000
   ----------------------------------------------------------
     (Address, including zip code, and telephone number, of registrant's principal executive offices)

                    PETER M. KREINDLER, ESQ.
      Senior Vice President, General Counsel and Secretary
                        AlliedSignal Inc.
                        101 Columbia Road
             Morris Township, New Jersey 07962-2497
                         (973) 455-2000
           ------------------------------------------
             (Name, address, including zip code, and
             telephone number of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE
BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT
PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR
AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT,
PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT
REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING.  [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT

REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.[ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                        ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           Subject to completion, dated as of July 19, 1999


PROSPECTUS

                         127,288 Shares


                        AlliedSignal Inc.

                          Common Stock

                          ------------
     This prospectus relates to the offering for resale of 127,288 shares of common stock of AlliedSignal Inc. All of the common stock being registered may be offered and sold from time to time by certain selling stockholders of AlliedSignal. AlliedSignal will not receive any proceeds from the sale of the common stock by the selling stockholders.


     Our common stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol "ALD". On July 16, 1999, the last reported sales price for the common stock was $67-11/16 per share.


     YOU SHOULD READ THE "RISK FACTORS" SECTION ON PAGE 3 OF THIS
PROSPECTUS FOR A DESCRIPTION OF VARIOUS RISKS IN EVALUATING
WHETHER TO BUY ALLIEDSIGNAL COMMON STOCK.

                           -----------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER
REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           ------------

         The date of this prospectus is                .

                        TABLE OF CONTENTS


                                                                     Page
                                                                     ----


AlliedSignal Inc ....................................................  3
Risk Factors ......................................................... 3
Forward-Looking Statements...........................................  4
Where You Can Find More Information About AlliedSignal...............  5
Incorporation of Information We File With the SEC....................  5
Description of Common Stock..........................................  6
Selling Stockholders.................................................  8
Manner of Offering...................................................  9
Legal Matters........................................................  10
Experts .............................................................. 10




                         ---------------



     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. These securities are not being offered in any state where such offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of the prospectus.



                         ---------------

                        ALLIEDSIGNAL INC.


     AlliedSignal is an advanced technology and manufacturing company serving customers worldwide with aerospace products and services, automotive products, chemicals, fibers, plastics and advanced materials. AlliedSignal is organized into eleven strategic business units reporting results of operations in the following five business segments: Aerospace Systems, Specialty Chemicals & Electronic Solutions, Turbine Technologies, Performance Polymers and Transportation Products.



     AlliedSignal is a Delaware corporation with its principal executive offices located at 101 Columbia Road, Morris Township,
NJ 07962. Our telephone number is (973) 455-2000.


                          RISK FACTORS


     A LARGE DECLINE IN THE AEROSPACE MARKET COULD HAVE A
NEGATIVE IMPACT ON OUR REVENUES AND RESULTS OF OPERATIONS, GIVEN
THAT A SIGNIFICANT PERCENTAGE OF OUR SALES ARE TO AEROSPACE
CUSTOMERS.

     In 1998, approximately half of our sales were to aerospace customers, including sales of aircraft engines and components through our Turbine Technologies business unit. Approximately 17% of our 1998 sales were to original equipment aerospace manufacturers. If there were a large decline in sales of aircraft that use our components, our sales revenue and results of operation could be negatively impacted. In addition, approximately 25% of our 1998 sales were to aftermarket customers of aerospace products and services. If there were a large decline in number of flight hours for aircraft that use our components or services, our sales revenue and results of operation could be negatively impacted.

     THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED IF
OUR PROPOSED MERGER WITH HONEYWELL INC. IS NOT COMPLETED.

     On June 4, 1999, AlliedSignal and Honeywell signed a merger agreement pursuant to which Honeywell is to merge with one of our wholly-owned subsidiaries. At the effective time of the merger, AlliedSignal will change its name to "Honeywell International Inc."

     We expect that the merger will provide us with significant cost savings and sales enhancements. In addition, Michael R. Bonsignore, Chairman of the Board and Chief Executive Officer of Honeywell, is to become Chief Executive Officer of the combined company at the effective time of the merger, and Mr. Bonsignore is to become Chairman of the Board of the combined company on April 1, 2000, or upon the earlier retirement of Lawrence A. Bossidy, our current Chairman of the Board and Chief Executive Officer.

     The merger is subject to numerous conditions, including:

     - approval of the proposed merger by AlliedSignal's and Honeywell's shareowners;

     - expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act;

     - receipt of all material regulatory approvals that are required to complete the merger, including the approval of the European Commission;

     - AlliedSignal's and Honeywell's independent public accountants confirming that the merger will qualify for pooling of interest method of accounting;

     - AlliedSignal's and Honeywell's attorneys having issued opinions that the proposed merger will qualify as a reorganization;

     - there being no legal proceeding existing in which a governmental agency is seeking to require the combined company to divest assets or to limit its ability to conduct business to an extent that could be reasonably expected to have a material adverse effect on the combined company; and

     - there being no law or court order in effect that would be reasonably expected to have a material adverse effect on the combined company.

     If we cannot complete the merger because of a failure to meet any of these conditions, the price of our common stock may decline.

     The price of our common stock may be adversely affected if the cost savings and sales enhancements expected as a result of our integration with Honeywell are not realized.

     We expect that our integration with Honeywell following the proposed merger will provide us with significant cost savings and enhanced sales. However, our success in realizing these cost savings and sales enhancements, and the timing of this realization, depends on the quality and speed of the integration of the two companies. We and Honeywell have already established an integration team that has identified specific areas for cost savings and is continuing to plan the integration of our two companies. However, we may not realize the cost savings and sales enhancements that we anticipate from integrating our operations following the completion of the merger as fully or as quickly as we expect for a number of reasons, including:

     - our large size and worldwide presence and the resulting complexity of our organizations;

     -    errors in our planning or integration;

     - unexpected events such as major changes in the markets in which we operate; and

     - conditions regulatory authorities may impose on us in connection with granting approval of the merger, such as divestiture of product lines.

     If we do not realize the cost savings and sales enhancements that we anticipate from integrating our operations following the completion of the merger as fully or as quickly as we expect, the price of our common stock may decline.


                   FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated herein, contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including those related to:

     -  Domestic and global economic conditions;
     -  Competitive factors and responses to our marketing initiatives;
     -  Successful development and market introduction of new products;
     - Our ability to successfully integrate acquisitions and to make divestitures;
     -  Changes in laws and regulations, including taxes; and
     - Unstable governments and business conditions in foreign countries.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, these forward-looking events discussed in this prospectus, including information incorporated herein, might not occur.

               WHERE YOU CAN FIND MORE INFORMATION
                       ABOUT ALLIEDSIGNAL

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in the following locations:

Public Reference Room    New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center        Citicorp Center
Room 1024                Suite 1300                  500 West Madison Street
Washington, DC 20549     New York, NY 10048          Suite 1400
                                                     Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     You should also be able to inspect reports, proxy statements and other information about AlliedSignal at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, NY 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; and the Pacific Exchange, 301 Pine Street, San Francisco, CA 94104.


              INCORPORATION OF INFORMATION WE FILE
                          WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:


     -    Our Annual Report on Form 10-K for the year ended December 31, 1998;
     -    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999;
     - Our Current Reports on Form 8-K filed June 8, 1999, as amended by Form 8-K/A filed July 16, 1999, and July 16, 1999; and
     - Any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.


     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     AlliedSignal Inc.
     101 Columbia Road
     Morristown, NJ 07962
     973-455-5067.

                   DESCRIPTION OF COMMON STOCK


     As of the date of this prospectus, we are authorized to issue up to 1,000,000,000 shares of common stock. As of June 30, 1999, we had issued 716,457,484 shares of common stock (including 166,236,824 shares held in treasury) and had reserved approximately 59,175,153 shares of common stock for issuance under various employee or director incentive, compensation and option plans.


     The Bank of New York is the transfer agent and registrar for the common stock. Shares of common stock are listed on the New
York, Chicago and Pacific stock exchanges and trade under the symbol "ALD".

     The following summary is not complete. You should refer to the applicable provisions of AlliedSignal's Restated Certificate of Incorporation (its "charter") and by-laws and to the Delaware General Corporation Law (the "DGCL") for a complete statement of the terms and rights of the common stock.

     Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available for their payment (subject to the rights of holders of any preferred stock).

     Voting Rights. A holder of common stock is entitled to one vote per share. Subject to the rights of the holders of any preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors.

     Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of any outstanding preferred stock have received their liquidation preferences in full.

     Other Rights. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of such consideration for each share of common stock.

     Possible Anti-Takeover Provisions. AlliedSignal's charter and by-laws provide:

    - for a board of directors that is divided into three classes as nearly equal in number as is possible, with the term of one class expiring at the annual meeting in each year;

    - that the board of directors may establish the number of seats on the board, subject to the right of preferred stock holders to elect directors in certain circumstances and shareowners' rights to set the number of seats upon the vote of holders of 80% of the outstanding shares of common stock;

    - that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

    - that special meetings of shareowners generally may be called only by the Chief Executive Officer or by a majority of the authorized number of directors;

    - that action may be taken by shareowners only at annual or special meetings and not by written consent;

    - that advance notice must be given to AlliedSignal for a shareowner to nominate directors for election at a shareowner meeting;

    - that the following actions require approval by holders of 80% of the outstanding shares entitled to vote:

          - The removal for cause of directors at other than the expiration of their terms.

          - The amendment or repeal of AlliedSignal's charter and/or by-law provisions relating to the classified board or directors, the number of seats on the board of directors, the filling of board vacancies, removal of directors for cause, calling of special meetings of shareowners, prohibition of shareowner action by written consent and amendment or repeal of provisions requiring an 80% vote of shareowners.

     Any of these provisions could delay, deter or prevent a tender offer or takeover attempt of AlliedSignal.

     Our charter permits us to issue up to 20 million shares of preferred stock with terms set by our board of directors or a committee of the board. Such preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of AlliedSignal.

     Under Section 203 of the DGCL, an acquirer of 15% or more of our shares of stock must wait three years before a business combination with us unless one of the following exceptions is available:

     - approval by our board of directors prior to the time the acquirer became a 15% shareowner of AlliedSignal;

     - acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of AlliedSignal; or

     - approval of the business combination by our board of directors and at least two-thirds of our disinterested shareowners.

                      SELLING STOCKHOLDERS

     The following table sets forth certain information, as of June 17, 1999, with respect to common stock beneficially owned and being offered by the selling stockholders listed below. All the shares of common stock offered hereby were issued to or for the benefit of the stockholders of Southwest Microelectronic Materials, Inc., an Arizona corporation ("Southwest"), in a merger of Southwest into AlliedSignal effected under an Agreement and Plan of Merger among Southwest, Southwest's stockholders and us dated December 22, 1998 (the "Acquisition Agreement"). The shares of offered common stock are being registered pursuant to registration rights granted the selling stockholders in connection with our acquisition of Southwest.

                         SHARES OF           SHARES OF    SHARES
                         COMMON STOCK        OFFERED      BENEFICIALLY
                         BENEFICIALLY        COMMON       OWNED AFTER
     NAME                OWNED (1)           STOCK   (2)  OFFERING (1)(2)

James G. Favier, Jr. (3)...... 48,641        48,376         265
Michael A. Dodd (4)........... 42,479        42,431          48
Robert J. Bealky and
    Linda L. Bealky (5)....... 26,734        26,734          --
Larry W. Dodd (6).............  6,363         6,363          --
Robert J. Pfarr, Jr. and
    Roxanne P. Pfarr (7)......  2,546         2,546          --
Thomas J. Moyers II and
    Shirley M. Moyers (8).....    419           419          --
James Eugene Richards II (8)..    419           419          --

--------

(1) Less than 1% of common stock outstanding.
(2) Assumes all shares of offered common stock are sold in this offering. There is no assurance that the selling stockholders will sell any or all of the shares of offered common stock.
(3) Includes 28,634 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.
(4) Includes 25,115 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.
(5) Includes 15,824 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.
(6) Includes 3,766 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.
(7) Includes 1,507 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.
(8) Includes 248 shares of common stock held in escrow subject to certain contingencies in connection with the Acquisition Agreement.


     Some of the selling stockholders have become employees of AlliedSignal following our acquisition of Southwest. In connection with such employment, we have entered into retention arrangements with selling stockholders who have become our employees providing incentives for them to continue working at AlliedSignal.

                       MANNER OF OFFERING

     The shares of offered common stock may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more stock exchanges or in the over-the-counter market or otherwise. Such sales may be made at prices and at terms then prevailing on such markets or at prices related to the then current market price, or in negotiated transactions. The shares of offered common stock may be sold in one or more of the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     - an exchange distribution in accordance with the rules of such exchange; and

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in resales.

     In connection with distribution of the shares of offered common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and deliver shares of offered common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of offered common stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The selling stockholder may also lend or pledge the shares of offered common stock to a broker-dealer and the broker-dealer may sell the shares of common stock so lent or upon default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus. The selling stockholders may also pledge shares of offered common stock to a lender other than a broker-dealer, and upon default such lender may sell the shares of common stock so pledged pursuant to this prospectus. The selling stockholders may also contribute or sell shares of offered common stock to trusts or other entities for the benefit of the contributing selling stockholder and members of his or her family.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale of offered common stock. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by the prospectus which qualify for sale under Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

     All costs, expenses and fees in connection with the registration of the offered common stock shall be borne by us. Commissions and discounts, if any, attributable to the sales of shares of offered common stock will be borne by the selling stockholders. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transaction involving sales of offered common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the offered common stock, including liabilities arising under the Securities Act.

                          LEGAL MATTERS

     The validity of the shares of offered common stock have been passed upon for us by J. Edward Smith, Assistant General Counsel, Corporate and Finance, of AlliedSignal. Mr. Smith beneficially owns shares of our common stock and has options to acquire additional shares of common stock granted under our option plans.

                             EXPERTS

     The audited financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of AlliedSignal for the three-month periods ended March 31, 1999 and 1998 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 13, 1999 incorporated by reference in this prospectus, states that they did not audit and did not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee..........$1,461
Printing..................................................... 1,000*
Accountants' Fees and Expenses............................... 5,000*
Miscellaneous Expenses....................................... 1,539*
                                                              -------

      Total..................................................$9,000*
                                                             =========

-----------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article ELEVENTH of AlliedSignal's Restated Certificate of Incorporation, each person who is or was a director or officer of AlliedSignal, and each director or officer of AlliedSignal who serves or served any other enterprise or organization at the request of AlliedSignal, shall be indemnified by AlliedSignal to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of AlliedSignal, or serves or served any other enterprise or organization at the request of AlliedSignal, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of AlliedSignal, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of AlliedSignal, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of AlliedSignal except that if such a person is adjudged to be liable in such suit to AlliedSignal, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, AlliedSignal maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

EXHIBIT NO.
-----------
     2    Agreement and Plan of Merger by and among
          Southwest Microelectronic Materials, Inc. and its
          shareholders named therein, and AlliedSignal Inc. dated
          as of December 22, 1998 (previously filed).
     4.1  AlliedSignal's Restated Certificate of
          Incorporation (incorporated by reference to Exhibit
          3(i) to our Form 10-Q for the quarter ended March 31,
          1997).
     4.2  AlliedSignal's By-laws, as amended (incorporated
          by reference to Exhibit 3(ii) to our Form 10-Q for the
          quarter ended March 31, 1996).
     5    Opinion of J. Edward Smith, Esq., with respect to the
          legality of the securities being registered hereby (previously filed).
     15   Independent Accountants' Acknowledgement Letter as
          to the incorporation of their report relating to
          unaudited interim financial information  (filed
          herewith).
     23.1 Consent of PricewaterhouseCoopers LLP (filed
          herewith).
     23.2 The consent of J. Edward Smith, Esq. is contained
          in his opinion filed as Exhibit 5 to this registration
          statement.
     24   Powers of Attorney (previously filed).



ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 19th day of July, 1999.


                                        ALLIEDSIGNAL INC.


                                        By:  /s/ Richard F.Wallman
                                             ------------------------
                                                 Richard F.Wallman
                                                 Senior Vice President and
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                         Title                        Date

             *                 Director, Chairman of the
----------------------------   Board and Chief Executive Officer
   (Lawrence A. Bossidy)

              *
----------------------------   Director
   (Hans W. Becherer)

              *
----------------------------   Director
   (Marshall N. Carter)

              *
----------------------------   Director
   (Ann M. Fudge)

              *
----------------------------   Director
   (Paul X. Kelley)

            *
----------------------------   Director
   (Robert P. Luciano)

              *
----------------------------   Director
   (Robert B. Palmer)

              *
----------------------------   Director
   (Russell E. Palmer)

              *
----------------------------   Director
   (Frederic M. Poses)


              *
----------------------------   Director
   (Ivan G. Seidenberg)


              *
----------------------------   Director
   (Andrew C. Sigler)


              *
----------------------------   Director
   (John R. Stafford)


              *
----------------------------   Director
   (Thomas P. Stafford)


              *
----------------------------   Director
   (Robert C. Winters)


              *
----------------------------   Director
     (Henry T. Yang)



/s/ Richard F. Wallman
----------------------------  Senior Vice President and      July 19, 1999
   (Richard F. Wallman)       Chief Financial Officer
                              (Principal Financial Officer)

/s/ Richard J. Diemer, Jr.
----------------------------  Vice President and             July 19, 1999
   (Richard J. Diemer, Jr.)   Controller
                              (Principal Accounting
                              Officer)


*By: /s/ Peter M. Kreindler
----------------------------                                July 19, 1999
   (Peter M. Kreindler,
    Attorney-in-Fact)

EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION


  1    Omitted (inapplicable).
  2 Agreement and Plan of Merger by and among Southwest Microelectronic Materials, Inc. and its shareholders named therein, and AlliedSignal Inc., dated as of
       December 22, 1998 (previously filed).
  4.1 AlliedSignal's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to our Form 10-Q for the quarter ended March 31, 1997).
  4.2 AlliedSignal's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Form 10-Q for the quarter ended March 31, 1996).
  5    Opinion of J. Edward Smith, Esq., with respect to
       the legality of the securities being registered hereby
       (previously filed).
  8    Omitted (inapplicable).
  12   Omitted (inapplicable).
  15 Independent Accountants' Acknowledgment Letter as to the incorporation of their report relating to unaudited interim financial information (filed herewith).
  23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).
  23.2 The consent of J. Edward Smith, Esq. is contained in
       his opinion filed as Exhibit 5 to this registration
       statement.
  24   Powers of Attorney (previously filed).
  25   Omitted (inapplicable).
  26   Omitted (inapplicable).
  27   Omitted (inapplicable).
  28   Omitted (inapplicable).
  99   Omitted (inapplicable).